Exhibit 99.2

Contacts:
Andrea Cousens	Michelle Spolver	Ed Keaney
Corporate Communications	Investor Relations	Senior Vice President
Fortinet	Fortinet	Market Street Partner for Meru
310-270-8903	415-640-5415	415-445-3238
acousens@fortinet.com	mspolver@fortinet.com	ir@merunetworks.com

Fortinet Announces Agreement to Acquire Meru Networks

Acquisition Expected to Bolster Fortinet’s Secure Wireless Solutions, Add Enterprise

Customers, and Expand Total Addressable Market

SUNNYVALE, Calif. – May 27, 2015 – Fortinet (NASDAQ: FTNT), the global leader in high-performance cyber security solutions, and Meru Networks (NASDAQ:MERU), a leader in intelligent Wi-Fi networking, today announced a definitive agreement for Fortinet to acquire Meru. The acquisition is synergistic with Fortinet’s secure wireless vision and enterprise growth focus, broadens the company’s solutions portfolio, and expands its opportunity to uniquely address the $5B global enterprise Wi-Fi market1 with integrated and intelligent secure wireless solutions. Leading the trend to provide broad security for wired and wireless networks and devices, Fortinet also announced today a new FortiGuard mobile security subscription service to protect mobile devices and applications across the enterprise.

Easy and efficient deployment, flexibility and scalability are factors that favor Wi-Fi based solutions. Along with these factors, the bring your own device (BYOD) concept has brought the power of convenient connectivity and efficiency to end-users who have come to expect secure access to their enterprise network, regardless of location. All of this has driven widespread adoption of Wi-Fi by enterprises of every size. However, this expansion of the network to unknown and untrusted mobile devices creates significant IT security risks amidst the most dangerous cyber threat environment enterprises have ever experienced. Fortinet’s innovative convergence of security and wireless is critical and creates value for customers by broadening an integrated, secure network fabric and enabling protection of transmitted information, while allowing efficient management of the network and devices.

Fortinet’s proven solutions in secure Wi-Fi markets, with its FortiAP secure wireless access points and FortiWiFi integrated security appliances for enterprise branch offices and small businesses have been among the fastest growing products in the company’s “advanced technologies” portfolio. The addition of Meru’s intelligent Wi-Fi solutions to the Fortinet portfolio extends the delivery of a secure, uninterrupted user experience – anytime anywhere – providing peak performance in environments requiring high capacity load and a high-density of wireless users, such as enterprise, education, healthcare, and hospitality.

Meru’s broad solution set includes:

[1]	Source: Dell’oro Group

•	Access points that deliver wireless connectivity to support data, voice, and video applications with superior performance, low latency and reliability.

•	Controllers to optimize wireless traffic across access points and client devices meeting mission-critical enterprise demands for wireless connectivity.

•	SDN enabled Wi-Fi system software that seamlessly manages and secures wired and wireless LANs, as well as efficiently provisions Wi-Fi enabled end-user devices.

•	Cloud and virtual wireless controllers and appliances that provide unprecedented choice and flexibility in deploying and scaling wireless infrastructure, whether through a data center or private cloud environment.

“The acquisition of Meru Networks maps to our overall security vision of combining strong network security with ubiquitous connectivity,” said Ken Xie, founder, chairman and CEO of Fortinet. “We expect this to accelerate our innovation through the delivery of new solutions and services to help enterprises of all sizes deploy, manage and secure wired and wireless networks in a mobile era. We believe the extension of our market-leading end-to-end security platform will increase our growth opportunities and benefit our customers and partners globally.”

In a separate press release today, Fortinet announced the launch of a new FortiGuard Mobile Security subscription service. Deployable on its industry-leading FortiGate integrated security appliances, this new service is designed to protect mobile devices across the enterprise, particularly in BYOD scenarios. Synergistic with the Meru acquisition, the FortiGuard Mobile Security subscription services strengthen Fortinet’s solutions platform and reinforce its commitment to protecting enterprise customers’ critical assets in both wired and wireless environments.

The acquisition of Meru Networks adds an experienced research and engineering team to help accelerate Fortinet’s strategy to secure and manage wired and wireless devices together at any entry point to the network.

In addition, Meru’s portfolio of more than 33 awarded patents and 35 pending patents bolsters Fortinet’s more than 210 issued and allowed patents worldwide, and over 165 pending patent applications, and represent innovation that will benefit the more than 14,000 Meru customers and 210,000 Fortinet customers worldwide.

“The combination of Fortinet and Meru is expected to strengthen our position in the overall enterprise wireless market, addressing the requirements of CIOs to provide secure, uninterrupted connectivity for their highly mobile end-users,” said Dr. Bami Bastani, president and CEO of Meru Networks. “Meru’s technology differentiation, and its position as the only ONF-certified SDN wireless solution, along with Fortinet’s core, edge and access security solutions, will provide a broader solutions portfolio for our sales teams and channel partners.”

Under the terms of the agreement, Fortinet will pay $1.63 per Meru share in cash, an equity value of approximately $44 million for the transaction.

The acquisition is expected to close during the third quarter of calendar year 2015, subject to customary closing conditions. Fortinet expects the transaction to have no material impact on billings, revenue, operating margins or non-GAAP profitability for the full year 2015. Once the transaction closes, Fortinet will include Meru in its guidance going forward and provide additional financial details in its second quarter 2015 financial results announcement. Prior to the close, Fortinet and Meru will continue to operate as separate companies.

Meru was founded in 2002 and completed its initial public offering in 2010. The company is based in Sunnyvale, CA, and has more than 300 employees worldwide. For the full year ended December, 2014, Meru reported revenue of $90.9 million.

About Meru Networks

Meru Networks (NASDAQ: MERU) is a leader in intelligent 802.11ac Wi-Fi solutions delivering uninterrupted user experience for education, healthcare, hospitality and enterprise. The Meru open-standards-based architecture is designed to enable unified management of wired and wireless networks. Its end-to-end application QoS enables enforceable service-level agreements. Meru provides top performance and high capacity in high-density environments. Visit www.merunetworks.com or call (408) 215-5300 for more information.

About Fortinet

Fortinet (NASDAQ: FTNT) protects the most valuable assets of some of the largest enterprise, service provider and government organizations across the globe. The company’s fast, secure and global cyber security solutions provide broad, high-performance protection against dynamic security threats while simplifying the IT infrastructure. They are strengthened by the industry’s highest level of threat research, intelligence and analytics. Unlike pure-play network security providers, Fortinet can solve organizations’ most important security challenges, whether in networked, application or mobile environments—be it virtualized/cloud or physical. More than 210,000 customers worldwide, including some of the largest and most complex organizations, trust Fortinet to protect their brands. Learn more at http://www.fortinet.com, the Fortinet Blog or FortiGuard Labs.

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Copyright © 2015 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet’s trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiAP, FortiDB, FortiVoice and FortiWeb. Other trademarks belong to their respective owners.

FTNT-F

Additional Information

The tender offer has not yet commenced. This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Meru, nor is it a substitute for the tender offer materials that Fortinet and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender is commenced, Fortinet and its acquisition subsidiary will file tender offer materials on Schedule TO, and Meru will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement will contain important information. Holders of shares of Meru are urged to read these documents when they become available because they will contain important information that holders of Meru securities should consider before making any decision regarding tendering their securities. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Meru at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov.

Forward-looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding acquisition synergies and benefits to Fortinet, the growth of the WiFi market and demand for Foritnet’s offerings, growth opportunities, the closing of the acquisition and impact of the acquisition, momentum in Fortinet’s business and momentum with the offerings discussed in this press release, potential growth of Fortinet’s business, product performance, and timing of the transaction. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; execution risks with acquisitions; closing conditions; risks associated with sales not materializing based on a change in circumstances; disruption to sales following acquisitions; increasing competitiveness in the security and WiFi markets; ability to retain key personnel from the acquisition; the dynamic nature of the security and WiFi markets; specific economic risks in different geographies, and among different customer segments; changes in foreign currency exchange rates; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; failure to convert sales pipeline into final sales; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product development and introductions and innovation; product defects; unexpected costs, assumption of unknown liabilities and increased costs for any reason; litigation and disputes and the potential cost, distraction and damage to sales and reputation caused thereby; market acceptance of new products and services; the ability to attract and retain personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, our model in general and by specific customer segments; competition and pricing pressure; and the other risk factors set forth from time to time in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our other filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.